UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

 _________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

_________________

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Battery Street

San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 _________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2026, Elliott Rodgers, a member of the Board of Directors (the “Board”) of Levi Strauss & Co. (the “Company”), tendered his resignation as a member of the Board, effective June 15, 2026, in connection with his appointment as an executive officer of Kohl’s Corporation. Mr. Rodgers’ departure is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. In connection with Mr. Rodgers’ resignation, the Board intends to decrease the size of the Board to 11 directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	June 15, 2026	By:	/s/ David Jedrzejek
		Name:	David Jedrzejek
		Title:	Senior Vice President and General Counsel